Exhibit 99.1

[ALCOA LOGO]

FOR IMMEDIATE RELEASE

Investor Contact: Matt Garth (212) 836-2674 Matthew.Garth@alcoa.com	Media Contact: Shona Sabnis (212) 836-2626 Shona.Sabnis@alcoa.com

Alcoa Inc. Completes 1-for-3 Reverse Stock Split

New York, October 5, 2016 – Alcoa Inc. (NYSE:AA) announced today that it has completed the previously-announced reverse stock split of Alcoa Inc. common stock at a ratio of 1 for 3 and a proportionate reduction in the number of authorized shares of its common stock, from 1,800,000,000 shares to 600,000,000 shares.

The reverse stock split and authorized share reduction were approved by Alcoa shareholders at a special shareholder meeting earlier today. The applicable articles of amendment were filed in the Pennsylvania Department of State on October 5, 2016.

Alcoa Inc. common stock will begin trading on a split-adjusted basis at market open on October 6, 2016. Alcoa Inc. common stock will continue to trade on the New York Stock Exchange under the symbol “AA,” although a new CUSIP number (013817507) has been assigned to it as a result of the reverse stock split.

No fractional shares have been issued in connection with the reverse stock split. Shareholders otherwise entitled to receive fractional share(s) as a result of the reverse stock split will receive cash payments in lieu of such shares.

Additional information about the reverse stock split can be found in Alcoa’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”), available free of charge at the SEC’s website, www.sec.gov, or at Alcoa’s website, www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding Company developments and financial performance through its website at www.alcoa.com.

About Alcoa

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high-performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our approximately 57,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce best-in-class bauxite, alumina and primary aluminum products. For more information, visit www.alcoa.com, follow @Alcoa on Twitter at www.twitter.com/Alcoa and follow us on Facebook at www.facebook.com/Alcoa.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the separation transaction. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.